Exhibit (23)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statement on Form S-8 (Registration No., 333-178302) of Ecolab Inc. of our report, dated June 23, 2020, appearing in this annual report on Form 11-K of the Ecolab Puerto Rico Savings Plan as of and for the year ended December 31, 2019.

/s/ Olsen Thielen & Co., Ltd.

Roseville, Minnesota
June 23, 2020